UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2016

AEROVIRONMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33261	95-2705790
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation or organization)

900 Innovators Way
Simi Valley, CA	93065
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (626) 357-9983

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 28, 2016, Cathleen Cline submitted her resignation and retired as Senior Vice President of Administration of AeroVironment, Inc. (the “Company”), effective April 30, 2016.

In connection with her resignation and retirement, Ms. Cline entered into a separation agreement (the “Separation Agreement”) with the Company.  The Separation Agreement provides that Ms. Cline will receive (i) a separation payment in the aggregate amount of $250,000, payable in two equal installments of $125,000 on May 15, 2016 and January 15, 2017, (ii) her annual cash bonus earned for fiscal year 2016 based on her bonus target and the degree to which the Company achieves the performance metrics established for the annual bonus program, and (iii) a one-year consulting agreement with the Company (the “Consulting Agreement”).  Ms. Cline also released the Company and certain of its related parties from all potential claims and agreed to be subject to certain non-disparagement obligations.  Ms. Cline may revoke the Separation Agreement by providing written notice to the Company within seven days after her execution of the agreement on April 28, 2016, in which case the Separation Agreement and the Consulting Agreement (described below) will not go into effect.

The Company also entered into the Consulting Agreement with Ms. Cline, which will be effective May 1, 2016.  Pursuant to the Consulting Agreement, which has a one-year term expiring April 30, 2017, Ms. Cline will receive the following for providing certain consulting services to the Company: (1) a monthly retainer of $2,000; and (2) continued coverage under the Company’s medical benefits program and payment by the Company of her medical plan premiums.  As a result of her continued service to the Company under the Consulting Agreement, the vesting of all unvested stock options and restricted stock awards outstanding as of the last date of Ms. Cline’s employment with the Company will continue during the one-year term of the Consulting Agreement.

The foregoing descriptions of the Separation Agreement and Consulting Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the agreements, copies of which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, hereto and are incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits.

Exhibit
Number	Description
10.1	Separation Agreement by and between AeroVironment, Inc. and Cathleen Cline dated as of April 28, 2016.
10.2	Consulting Agreement by and between AeroVironment, Inc. and Cathleen Cline dated as of April 28, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEROVIRONMENT, INC.

Date: May 4, 2016	By:	/s/ Douglas E. Scott
Douglas E. Scott
Senior Vice President, General Counsel and Corporate Secretary